Exhibit 4.1

SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER

RESTRICTIONS AND OTHER INFORMATION

CERTIFICATE OF STOCK

ARLINGTON ASSET INVESTMENT CORP.

INCORPORATED UNDER THE LAWS OF

THE COMMONWEALTH OF VIRGINIA

NUMBER	SHARES

7.00% SERIES B CUMULATIVE PERPETUAL REDEEMABLE PREFERRED STOCK

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP 041356 601

THIS CERTIFIES THAT                                                               is the owner of                                                               FULLY PAID AND NONASSESSABLE SHARES OF THE 7.00% SERIES B CUMULATIVE PERPETUAL REDEEMABLE PREFERRED STOCK, $0.01 PAR VALUE, OF ARLINGTON ASSET INVESTMENT CORP., a Virginia corporation (the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Charter and Bylaws of the Corporation, each as amended (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: **SPECIMEN**

[SEAL OF ARLINGTON ASSET INVESTMENT CORP.]

CHIEF FINANCIAL OFFICER	PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

IMPORTANT NOTICE

All capitalized terms in this legend have the meanings defined in the charter of the corporation, as the same may be amended from time to time, a copy of which will be furnished to each holder of capital stock of the corporation on request and without charge. Requests for such a copy may be directed to the secretary of the corporation at its principal office.

The corporation will furnish to any stockholder of the corporation upon request and without charge a full statement of the designations, rights, preferences, and limitations applicable to each class of stock and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the board of directors to determine variations for future series). Any such requests should be addressed in writing to the Secretary of the Corporation.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT- Custodian
TEN ENT — as tenants by the entireties	(Cust) (Minor)
JT TEN — as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the
7.00% SERIES B CUMULATIVE PERPETUAL REDEEMABLE PREFERRED STOCK represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.